UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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NVR, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NVR, INC.

7601 Lewinsville Road

McLean, VA 22102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on Wednesday, May 4, 2005

11:30 A.M Eastern Standard Time

NVR, Inc. (“NVR”) will hold its Annual Meeting of Shareholders at 11:30 A.M. (Eastern Time) on Wednesday, May 4, 2005. We will hold the meeting at our corporate headquarters located at 7601 Lewinsville Rd., Suite 300, McLean, Virginia.

We are holding the meeting for the following purposes:

1.	To elect three (3) nominees for director to serve three (3) year terms and until their successors are duly elected and qualified;

2.	To ratify the appointment of the accounting firm of KPMG LLP as our independent auditor for the year ending December 31, 2005;

3.	To approve the proposal to adopt the 2005 Stock Option Plan, and;

4.	To transact other business that may properly come before the meeting or any adjournment or postponement of the meeting.

The above items are fully described within the proxy statement, which is part of this notice. We have not received notice of other matters that may properly be presented at the meeting.

Only shareholders of record at the close of business on March 1, 2005 will be entitled to vote at the meeting. Whether or not you plan to attend the meeting, you are urged to date and sign the enclosed proxy card and return it promptly in the accompanying envelope. You are invited to attend the meeting in person. If you do attend the meeting, you may withdraw your proxy and vote in person.

By order of the Board of Directors,

James M. Sack Secretary and General Counsel

March 22, 2005

NVR, INC.

7601 Lewinsville Road

Suite 300

McLean, VA 22102

PROXY STATEMENT

This Proxy Statement, Proxy Card and the Annual Report for the year ended December 31, 2004 are each being mailed on or about March 22, 2005 in connection with the solicitation on behalf of the Board of Directors of NVR, Inc., a Virginia corporation (“NVR” or the “Company”), of proxies for use at the Annual Meeting of Shareholders of NVR. The Annual Meeting will be held on Wednesday, May 4, 2005, at NVR’s headquarters at 7601 Lewinsville Rd., Suite 300, McLean, Virginia 22102, at 11:30 A.M., Eastern Time, and at any and all postponements and adjournments thereof.

NVR bears the cost of proxy solicitation, including expenses in connection with preparing, assembling and mailing the proxy solicitation materials and all papers accompanying them. NVR may reimburse brokers or persons holding shares in their names or in the names of their nominees for their expenses in sending proxies and proxy materials to beneficial owners. In addition to solicitation by mail, certain officers, directors and regular employees of NVR, who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile transmission, internet or personally. NVR has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of brokers, bank nominees and institutional holders for a fee of approximately $4,000 plus out-of-pocket expenses.

All voting rights are vested exclusively in the holders of NVR’s common stock, par value $.01 per share (the “Common Stock”). Only shareholders of record as of the close of business on March 1, 2005 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. Shareholders include holders (the “Participants”) owning stock in NVR’s Profit Sharing Trust Plan and Employee Stock Ownership Plan (the “Plans”).

The accompanying proxy card should be used to instruct the person named as the proxy to vote the shareholder’s shares in accordance with the shareholder’s directions. The persons named in the accompanying proxy card will vote shares of Common Stock represented by all valid proxies in accordance with the instructions contained thereon. In the absence of instructions, shares represented by properly executed proxies will be voted FOR the election of those three persons designated hereinafter as nominees for Class III directors of NVR, FOR the ratification of KPMG LLP as NVR’s independent auditor for 2005, FOR the proposal to adopt the 2005 Stock Option Plan, and in the discretion of the named proxies with respect to any other matters presented at the Annual Meeting.

With respect to the tabulation of proxies, for the election of directors, the ratification of the appointment of KPMG LLP as our independent auditor and the adoption of the 2005 Stock Option Plan, abstentions and broker non-votes are counted for the purpose of establishing a quorum, but are not counted in the number of votes cast and will have no effect on the result of the vote.

Any shareholder may revoke his or her proxy at any time prior to its use by 1) filing with the Secretary of NVR, at 7601 Lewinsville Road, Suite 300, McLean, Virginia, 22102, written notice of revocation, 2) duly executing a proxy bearing a later date than the date of the previously duly executed proxy, or 3) by attending the Annual Meeting and voting in person. Execution of the enclosed proxy will not affect your right to vote in person if you should later decide to attend the Annual Meeting.

The proxy card also should be used by Participants to instruct the trustee of the Plans how to vote shares of Common Stock held on their behalf. The trustee is required under the applicable trust agreement to establish procedures to ensure that the instructions received from Participants are held in confidence and not divulged, released or otherwise utilized in a manner that might influence the Participants’ free exercise of their voting rights. Proxy cards representing shares held by Participants must be returned to the tabulator by April 29, 2005 using the enclosed return envelope and should not be returned to NVR. If shares are owned through the Plans and the Participant does not submit voting instructions by April 29, 2005, the trustee of the Plans will vote such shares in the same proportion as the voting instructions received from the other Participants. Participants who wish to revoke a proxy card will need to contact the trustee and follow its instructions.

As of the Record Date, NVR had a total of 6,742,759 shares of Common Stock outstanding, each share of which is entitled to one vote. The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under NVR’s Restated Articles of Incorporation and Bylaws, holders of Common Stock are not entitled to vote such shares on a cumulative basis.

ELECTION OF DIRECTORS

(Proposal 1)

NVR’s Board of Directors is divided into three classes, the classes being as equal in number as possible. At the 2005 Annual Meeting, the following persons constituting Class III of the directors have been nominated by the Board of Directors to be elected to hold office for a three year term and until their successors are duly elected and qualified:

Dwight C. Schar

Robert C. Butler

George E. Slye

NVR’s Restated Articles of Incorporation state that the number of directors of NVR shall be no less than seven and no more than thirteen, as established from time to time by Board resolution. Currently, the Board has established the size of the Board as nine (9).

Mr. Schar, Mr. Butler and Mr. Slye are current directors standing for reelection. Each nominee has consented to serve as a director of NVR if elected. The Board of Directors has affirmatively determined that none of the Board of Directors’ proposed nominees have a material relationship with NVR that would interfere with the exercise of independent judgment, with the exception of Mr. Schar who is NVR’s Chairman and Chief Executive Officer. The Board does not contemplate that any of its proposed nominees listed above will become unavailable for any reason, but if any such unavailability should occur before the Annual Meeting, proxies may be voted for another nominee selected by the Board of Directors.

Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the votes cast by the shares entitled to vote in person or by proxy at the Annual Meeting is required for the election of each of the three nominees named above. Unless marked otherwise, proxies received will be voted for the election of each of the three nominees named above. Shareholders may withhold their votes from the entire slate of nominees or from any particular nominee by so indicating in the space provided on the attached proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” ALL OF THE FOREGOING NOMINEES AS DIRECTORS OF NVR.

Corporate Governance Principles and Board Matters

NVR is committed to having sound corporate governance principles and practices. Having and acting on that commitment is essential to running NVR’s business efficiently and to maintaining NVR’s integrity in the marketplace. NVR’s primary corporate governance documents, including its Corporate Governance Guidelines, Code of Ethics and Board of Directors’ committee charters, are available to the public on NVR’s internet website at http://www.nvrinc.com.

Board Independence

The Board has determined that all current directors of NVR, except Dwight C. Schar, NVR’s Chairman and Chief Executive Officer, and William A. Moran, an existing director whose term expires in 2006, have no material relationship with NVR, directly or indirectly, that would interfere with the exercise of independent judgment, and are “independent” within the meaning of the American Stock Exchange’s (“AMEX”) director independence standards.

Board Structure and Committee Composition

NVR’s Restated Articles of Incorporation state that the number of directors of NVR shall be no less than seven and no more than thirteen. As of the date of this Proxy Statement, the Board has nine members.

The Board has the following six committees: Audit, Compensation, Nominating, Executive, Corporate Governance and Qualified Legal Compliance. During 2004, the full Board of Directors and the Audit Committee each met five times, the Nominating Committee met four times, the Compensation Committee met three times, and the Qualified Legal Compliance Committee and the Corporate Governance Committee each met once. The independent directors met once during 2004 in executive session without the presence of non-independent directors and management. The Executive Committee did not meet during 2004. All of the Board members attended all of the Board and their respective committee meetings during 2004, with the exception that one Board member did not participate in a telephonic committee meeting that was held in 2004. Thus, each director attended at least 75% of all Board and applicable committee meetings during 2004. All of NVR’s directors attended the last annual meeting of shareholders. The Board of Directors requires that all current Board members, and all nominees for election to NVR’s Board of Directors put forth in NVR’s proxy statement by the Board, attend the annual meeting of shareholders, unless personal circumstances affecting such Board member or director nominee make such attendance impracticable.

The Audit Committee Chairman is paid an annual retainer equal to $36,000 per annum for serving as a director. All other non-employee Board members are paid a $26,000 annual retainer. All non-employee Board members are paid fees of $1,600 for each meeting attended during 2004. Incidental travel and out-of-pocket expenses are reimbursed as incurred. Directors who are also officers of NVR receive no additional compensation for their services as directors.

The following sets forth certain pertinent information with respect to the current directors of NVR, including the nominees listed above.

Name	Age	Year First Elected or Appointed/ Term Expires
Dwight C. Schar(3*)	63	1993/2005
J. Carter Bacot(2)(4)	72	2002/2006
C. Scott Bartlett, Jr.(1)(4)(6)	72	1993/2006
Robert C. Butler(1)(4)(5*)(6)	74	2002/2005
Manuel H. Johnson(1*)(2)(5)(6*)	56	1993/2007
William A. Moran(3)	58	1993/2006
David A. Preiser(2)(4*)(5)	48	1993/2007
George E. Slye(1)(3)(6)	74	1993/2005
John M. Toups(2*)(3)(5)	79	1993/2007

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Executive Committee
(4)	Member of Nominating Committee
(5)	Member of Corporate Governance Committee
(6)	Member of Qualified Legal Compliance Committee
(*)	Chairperson

Dwight C. Schar has been chairman of the board, president and Chief Executive Officer of NVR since September 30, 1993.

J. Carter Bacot has been a director of NVR since May 1, 2002. Prior to his retirement, Mr. Bacot served as Chairman and Chief Executive Officer of the Bank of New York Company, Inc. and The Bank of New York from 1982 until 1998. Mr. Bacot serves as the lead director of Footlocker, Inc. Additionally, Mr. Bacot is a trustee of Atlantic Mutual Insurance Companies, a director of the Philharmonic-Symphony Society of New York, Inc. and a director of the Josiah Macy, Jr. Foundation. He is Life Trustee and Chairman Emeritus of Hamilton College.

C. Scott Bartlett, Jr. has been a director of NVR since September 30, 1993. Mr. Bartlett retired as an Executive Vice President of National Westminster Bank USA, now Bank of America, in 1990. Mr. Bartlett is also a director of Abraxas Petroleum Corporation where he serves as the Chairman of the Audit Committee.

Robert C. Butler has been a director since May 1, 2002. Prior to his retirement, Mr. Butler served as Senior Vice President and Chief Financial Officer of Celgene Corporation from 1996 through 1998. Previously, Mr. Butler served as Chief Financial Officer of International Paper Co. In addition, Mr. Butler was the Chairman of the Financial Accounting Standards Advisory Council from 1997 through 2001. Mr. Butler is a director of Studio One Networks, Inc. and Schiffenhaus Industries, Inc. where he serves as the Chairman of the Audit Committee. He also serves as chairman of The Montclair Foundation, a community foundation.

Manuel H. Johnson has been a director of NVR since September 30, 1993. Dr. Johnson has been co-chairman and senior partner in Johnson Smick International, Inc., an international financial policy-consulting firm since 1990. From August 1, 1997 until December 2003, Dr. Johnson was the chairman of the Board of Trustees and president of the Financial Accounting Foundation, which oversees the Financial Accounting Standards Board. Also during 1997, Dr. Johnson was named a member of the Independence Standards Board (which was dissolved on July 31, 2001), formed jointly by the Securities and Exchange Commission and the American Institute of Certified Public Accountants. Dr. Johnson is a founder and co-chairman of the Group of Seven Council, an international commission supporting economic cooperation among the major industrial nations. He is a director of Morgan Stanley Funds, Greenwich Capital Markets, Inc. and KFx, Inc.

William A. Moran has been a director of NVR since September 30, 1993. In addition, Mr. Moran has been the chairman of Elm Street Development, Inc. (“Elm Street”) since 1996. Mr. Moran is also a director and shareholder of Craftmark, Inc., a homebuilder in Virginia, Maryland, and Pennsylvania; Craftstar, Inc., which develops, invests in and periodically sells apartments, condominiums, single family homes and townhomes in Virginia and Maryland; and ESD, Inc.

David A. Preiser has been a director of NVR since September 30, 1993. Mr. Preiser has been a senior managing director and a member of the Board of Directors (now an advisory member) of the investment banking firm of Houlihan Lokey Howard & Zukin (“Houlihan Lokey”) since 2001, and has served as managing partner of Sunrise Capital Partners L.P., a distressed private equity fund affiliated with Houlihan Lokey since 1998. From 1990, Mr. Preiser had been active in coordinating Houlihan Lokey’s real estate and financial restructuring activities as a managing director. Mr. Preiser is also a director of Jos. A Bank Clothiers, Inc.; Akrion, Inc.; Tremesis Energy Investment Company, and; Collective Licensing International, LLC.

George E. Slye has been a director of NVR since September 30, 1993. Mr. Slye has been the chief executive officer and owner of GESCOM, Inc., a real estate investment firm, since 1983. Mr. Slye was a co-founder and vice-chairman of Spaulding and Slye Colliers, a major real estate development company with offices in Boston and Washington, D.C. He has served as a trustee of Babson College and University Hospital of Boston and as a director of Manufacturers Advisor Corporation of Toronto. In addition, Mr. Slye was a two-term president of the Greater Boston Real Estate Board. Mr. Slye was previously a director of two real estate trusts owned by Travelers Insurance Company, which are now non-operable.

John M. Toups has been a director of NVR since September 30, 1993. Prior to his retirement, Mr. Toups held various management positions with Planning Research Corporation from 1970 through 1987, for which he was chief executive officer from 1978 to 1987 and chairman from 1982 to 1987. He is also a director of Halifax Corporation, CACI International, and GTSI, Inc.

Audit Committee

NVR has, and will continue to have, a separately-designated standing Audit Committee comprised of four members, each of whom satisfies the independence standards specified in Section 121A of the American Stock Exchange (“AMEX”) listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (“1934 Act”). All current members of the Audit Committee are financially literate and are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Board has determined that Manuel H. Johnson, the current Audit Committee Chairman, qualifies as an audit committee financial expert as defined within Section 229-401(h) of the 1934 Act. This designation does not impose on Mr. Johnson any duties, obligations or liability that are any greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this Securities and Exchange Commission (“SEC”) requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

The Audit Committee operates pursuant to a charter adopted by the Board that is included herein as Appendix A and that is also available at our website at http://www.nvrinc.com. As enumerated in the charter, the Audit Committee was established to assist the Board’s oversight of (1) the integrity of NVR’s accounting and financial reporting processes, (2) NVR’s compliance with legal and regulatory requirements, (3) the independent external auditor’s qualifications and independence, and (4) the performance of NVR’s internal audit function and independent external auditors. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in NVR’s proxy statement; annually reviews the Audit Committee Charter and the Audit Committee’s performance; appoints, evaluates and determines the compensation of NVR’s independent external auditors; and maintains written procedures for the receipt, retention and treatment of complaints on accounting, internal accounting controls or auditing matters, as well as for the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters. The Audit Committee has the authority and available funding to engage any independent legal counsel and any accounting or other expert advisors as the Audit Committee deems necessary to carry out its duties.

Compensation Committee

NVR has a separately-designated standing Compensation Committee comprised of four members, each of whom satisfies the independence standards specified in Section 121A of the AMEX listing standards. The Compensation Committee operates pursuant to a charter adopted by the Board that is available at our website at http://www.nvrinc.com.

Among other things, the Compensation Committee (1) determines the compensation of the Chief Executive Officer and, based in part on the recommendation of the Chief Executive Officer (“CEO”), of all other executive officers of NVR; (2) periodically reviews and makes recommendations to the Board with respect to the compensation of directors; (3) administers and interprets incentive compensation and stock option plans for employees of NVR; (4) prepares a report on executive compensation for inclusion in NVR’s annual meeting proxy statement in accordance with applicable rules and regulations of the SEC; (5) makes recommendations to the Board about succession planning for the Chief Executive Officer, and in conjunction with the CEO, also considers succession planning for other key positions within NVR; and (6) annually reviews the Compensation Committee Charter and the Compensation Committee’s performance. The Compensation Committee also has the sole authority and appropriate funding to obtain advice and assistance from compensation consultants, and internal or outside legal, accounting or other advisors it determines is necessary to carry out its duties.

Nominating Committee

NVR has a separately-designated standing Nominating Committee comprised of four members, each of whom satisfies the independence standards specified in Section 121A of the AMEX listing standards. The Nominating Committee operates pursuant to a charter adopted by the Board that is available at our website at http://www.nvrinc.com.

Among other things, the Nominating Committee (1) identifies individuals qualified to become Board members; (2) recommends that the Board select the director nominees for the next annual meeting of shareholders; (3) recommends to the Board names of individuals to fill any vacancies on the Board that arise between annual meetings of shareholders; (4) considers from time to time the Board committee structure and makeup; and (5) annually reviews the Nominating Committee Charter and the Nominating Committee’s performance. The Nominating Committee also has the sole authority and appropriate funding to obtain advice and assistance from executive search firms, and internal or outside legal, accounting or other advisors it determines is necessary to carry out its duties.

Attached as Appendix B are NVR’s Policies and Procedures for the Consideration of Board of Directors Candidates, including nominations submitted by NVR’s security holders.

Corporate Governance Committee

NVR has a separately-designated standing Corporate Governance Committee comprised of four members, each of whom satisfies the independence standards specified in Section 121A of the AMEX listing standards. The Corporate Governance Committee operates pursuant to a charter adopted by the Board that is available at our website at http://www.nvrinc.com. NVR’s Corporate Governance Guidelines are also available at http://www.nvrinc.com.

Among other things, the Corporate Governance Committee (1) develops and recommends to the Board a set of corporate governance principles; (2) annually reviews and assesses the adequacy of NVR’s Corporate Governance Guidelines, including ensuring that they reflect best practices where appropriate; and (3) annually reviews the Corporate Governance Committee Charter and the Corporate Governance Committee’s performance. The Corporate Governance Committee must obtain Board approval for funding to obtain advice and assistance from internal or outside legal, accounting or other advisors it determines is necessary to carry out its duties.

Qualified Legal Compliance Committee

The Qualified Legal Compliance Committee (“QLCC”) is a separately-designated standing committee, currently consisting of all of the members of NVR’s Audit Committee, that was established to assist the Board in fulfilling its responsibilities relating to oversight of legal compliance by NVR and Company personnel and to meet the requirements for a qualified legal compliance committee under Part 205 of the rules of the SEC (the “Part 205 Rules”). The composition of the QLCC is intended to comply with all independence requirements under the Part 205 Rules. The QLCC operates pursuant to a charter adopted by the Board that is available at our website at http://www.nvrinc.com. The QLCC annually reviews the QLCC Charter and the QLCC’s performance.

The QLCC has adopted written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation of securities laws or material breach of fiduciary duty or similar material violation by NVR, its directors, officers, employees or agents (“Material Violation”) under the Part 205 Rules, and has the authority and responsibility (1) to inform NVR’s chief legal officer (“CLO”), chief executive officer (“CEO”) and chief financial officer (“CFO”) of any report of evidence of a Material Violation; (2) to determine whether an investigation is necessary regarding any report of evidence of a Material Violation and; (3) if the QLCC determines an investigation is necessary or appropriate, initiate such investigation; (4) to obtain a written report from the CLO or outside counsel conducting any such investigation at the investigation’s conclusion; (5) recommend, by majority vote, that NVR implement an appropriate response to evidence of a Material Violation and inform the Board, CEO, CLO and CFO of the results of any such investigation and the appropriate remedial measures to be adopted; and (6) acting by majority vote, to take all other appropriate action, including the authority to notify the SEC in the event that NVR fails in any material respect to implement an appropriate response that the QLCC has recommended NVR to take. The QLCC has the authority and available funding to engage any independent legal counsel, accounting or other expert advisors as the QLCC deems necessary is to carry out its duties.

Executive Committee

The Executive Committee was established pursuant to NVR’s Bylaws to have such powers, authority and responsibilities as may be determined by a majority of the entire Board of Directors. The Executive Committee has never met, nor has the Board ever delegated any powers, authority or responsibilities to the Executive Committee. NVR’s Board of Directors intends to continue the practice of considering corporate matters outside the scope of NVR’s other existing committees at the full Board level.

Security Holder Communications with the Board of Directors

Our Policies and Procedures Regarding Security Holder Communications with the NVR, Inc. Board of Directors is attached as Appendix C and such procedures are also available at our website at http://www.nvrinc.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as to the beneficial ownership of Common Stock by each person known by NVR to be the beneficial owner of more than 5% of the outstanding Common Stock as of the dates indicated and each director, director nominee and executive officer and by all directors and executive officers as a group as of March 1, 2005. Except as otherwise indicated, all shares are owned directly and the owner has sole voting and investment power with respect thereto.

Certain Beneficial Owners

Name and Address of Holder	Number of Shares		Percent of Class
Barclays Global Investors, N.A.	1,085,162	(1)	16.1%
45 Fremont Street
San Franciso, CA 94105

Putnam, LLC	535,107	(1)	7.9%
One Post Office Square
Boston, MA 02109

(1)	Based solely upon information contained within Schedule 13G’s filed by such entities dated February 14, 2005 and February 11, 2005 respectively.

Directors and Management

Name	Number of Shares		Percent of Class
Dwight C. Schar	514,391	(1)	7.6%
J. Carter Bacot	1,000		*
C. Scott Bartlett, Jr.	9,670	(2)	*
Robert C. Butler	300		*
Manuel H. Johnson	31,840	(3)	*
William A. Moran	19,475	(4)	*
David A. Preiser	3,125	(5)	*
George E. Slye	3,125		*
John M. Toups	14,000	(6)	*
William J. Inman	126,470	(7)	1.9%
Paul C. Saville	255,467	(8)	3.8%
Dennis M. Seremet	56,414	(9)	*

All directors, director nominees and executive officers as a group (12 persons).	1,035,277		15.3%

*	Less than 1%.
(1)	Includes 3,195 vested shares held by the NVR, Inc. Employee Stock Ownership Plan in trust, 242,653 vested shares held in a Deferred Compensation Rabbi Trust and 31,691 shares held as a discretionary investment in the NVR, Inc. Profit Sharing Plan.
(2)	Includes 1,500 vested options issued under the 1996 Directors’ Long Term Stock Option Plan, 6,250 vested options issued under the 1998 Directors’ Long Term Stock Option Plan and 1,420 shares owned by his wife.
(3)	Includes 12,000 vested options issued under the 1996 Directors’ Long Term Stock Option Plan, 9,375 vested options issued under the 1998 Directors’ Long Term Stock Option Plan and 65 shares owned by his son.
(4)	Includes 9,375 vested options issued under the 1998 Directors’ Long Term Stock Option Plan.
(5)	Includes 3,125 vested options issued under the 1998 Directors’ Long Term Stock Option Plan.
(6)	Includes 9,375 vested options issued under the 1998 Directors’ Long Term Stock Option Plan and 43 shares owned by his wife.
(7)	Includes 6,666 vested options issued under the 1998 Management Long Term Stock Option Plan, 86,384 vested shares held in a Deferred Compensation Rabbi Trust and 3,105 vested shares held by the NVR, Inc. Employee Stock Ownership Plan in trust.
(8)	Includes 1,700 vested options issued under the 1996 Management Long-Term Stock Option Plan, 58,333 vested options issued under the 1998 Management Long Term Stock Option Plan, 3,196 vested shares held by the NVR, Inc. Employee Stock Ownership Plan in trust, 4,130 shares held as a discretionary investment in the NVR, Inc. Profit Sharing Plan, 60,000 shares held in a family LLC, 105,883 vested shares held in a Deferred Compensation Rabbi Trust and 2,000 shares owned by his children.
(9)	Includes 10,000 vested options issued under the 1998 Management Long Term Stock Option Plan, 3,052 vested shares held by the NVR, Inc. Employee Stock Ownership Plan in trust, 1,885 shares held as a discretionary investment in the NVR, Inc. Profit Sharing Plan, 40,527 vested shares held in a Deferred Compensation Rabbi Trust and 600 shares owned by his children.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires NVR’s directors and executive officers and persons who own more than 10% of NVR’s Common Stock to file reports of ownership and changes in ownership of such stock with the SEC and the American Stock Exchange. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish NVR with copies of all such forms filed. To NVR’s knowledge, based solely on a review of the copies of such reports furnished to NVR during 2004 and written representations that no other reports were required, all directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

REPORT OF THE AUDIT COMMITTEE

NVR’s Audit Committee is comprised solely of independent directors, as defined in the applicable American Stock Exchange and Securities and Exchange Commission rules, and operates pursuant to a charter adopted by the Board. As described more fully in the Charter (attached as Exhibit A to the Proxy Statement), the Audit Committee has been established to assist the Board’s oversight of (1) the integrity of NVR’s accounting and financial reporting processes, including the internal controls over financial reporting (2) NVR’s compliance with legal and regulatory requirements, (3) the independent external auditor’s qualifications and independence, and (4) the performance of NVR’s internal audit function and independent external auditors. The Audit Committee has the sole legal authority to select, compensate, evaluate, and where applicable, to replace NVR’s independent auditor. The Audit Committee also has the authority and necessary funding available to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems is necessary to carry out its duties.

NVR’s management has the primary responsibility for preparing NVR’s financial statements and establishing financial reporting systems and internal controls. NVR management also has the responsibility of reporting on the effectiveness of NVR’s internal controls over financial reporting. NVR’s independent external auditor, KPMG LLP, is responsible for expressing opinions on the conformity of NVR’s audited financial statements with accounting principles generally accepted in the United States of America and on management’s report on the effectiveness of its internal control over financial reporting.

In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements and management’s assessment of the effectiveness of NVR’s internal controls over financial reporting with NVR’s management, and reviewed and discussed KPMG LLP’s audit opinions with KPMG LLP;

2.	The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards (“SAS”) 61 (Codification of Statements on Auditing Standards, AU 380), SAS 99 (Consideration of Fraud in a Financial Statement Audit) and SEC rules discussed in Final Releases 33-8183 and 33-8183a;

3.	The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee; and has discussed with KPMG LLP their independence; and

4.	Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in NVR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

The undersigned, constituting all of the members of the Audit Committee, have submitted this report to the Board of Directors.

Manuel H. Johnson (Chairman), C. Scott Bartlett, Jr., Robert C. Butler, and George E. Slye

THE FOLLOWING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee (the “Committee”) administers NVR’s executive compensation program. In this regard, the role of the Committee is to oversee our compensation plans and policies, annually review and approve all executive officers’ compensation decisions, and administer NVR’s stock option plans (including approving stock option grants to executive officers). The Committee’s Charter reflects these various duties and responsibilities, among others. The Committee is composed solely of independent directors.

General Compensation Philosophy

General

The Committee’s philosophy regarding executive compensation is to provide a total compensation program for executive officers that is competitive with the compensation packages of other companies in the homebuilding and mortgage banking businesses, and which includes pay-for-performance based compensation that effectively aligns the interests of management with those of NVR’s shareholders. NVR’s executive officer compensation package consists of base salary, annual incentive compensation and long-term incentives consisting of non-qualified, fixed-price stock options issued at fair value on the date of grant. The total compensation package is structured to effectively achieve the mutually beneficial goals of retaining experienced senior executives and aligning senior executive compensation with the creation of long-term shareholder value.

Base Salary

The Committee sets the executive officers’ base salary component after considering comparable industry salaries for similar positions, and reviewing individual performance of the executive officers’ duties in their respective areas of responsibilities.

Annual Incentive

The annual incentive portion of the total compensation package is designed to focus the executive officers on the attainment of annual goals necessary to achieve NVR’s rolling five-year business plan. NVR’s entire management group participates in the annual incentive plan. Payouts under this cash-based, pay-for-performance plan are predicated upon the achievement of actual financial targets that meet or exceed the annual business plan approved by the Board.

Long-Term Incentives—Fixed Price Stock Options

The potential single largest component of this total compensation package is realized through the grant of fixed-price stock options, in which most of NVR’s management group participates. The Committee believes that the use of stock options is the best “performance-based” equity vehicle for NVR with its continued focus on growth in earnings per share, accomplished through both net income growth and the efficient use of capital. It is the Committee’s intent that the executive officers only be rewarded when NVR’s shareholders realize long-term growth in the price appreciation of NVR stock. Unless NVR’s financial performance over the long-term period drives an increase in NVR’s stock price, the options granted provide little or no value to the employee, and if the price of the stock falls below the price at the grant date, the stock option provides no value.

The Committee’s philosophy is to structure stock option plans to vest over a long-term period. None of NVR’s three most recently approved equity plans had options scheduled to vest within the first four and one-half year period from the grant date. The average length of time for full vesting under these plans is approximately seven (7) years from the date of grant.

Following is a summary of the material terms of the three most recently approved stock option plans:

Term description	1996 Plan	1998 Plan	2000 Plan
Exercise price	Market value on date of grant	Market value on date of grant	Market value on date of grant

Date options were granted to executive officers	May 30, 1996	May 26, 1999	May 3, 2001

Vesting period for executive officers	One-third on each of December 31, 2000, 2001 and 2002	One-third on each of December 31, 2003, 2004 and 2005	One-quarter on each of December 31, 2006, 2007, 2008 and 2009

Period from grant date to full vesting	Six years and seven months	Six years and seven months	Eight years and eight months

The above chart illustrates the evolutionary nature of the Committee’s equity compensation philosophy. Both plans implemented after the 1996 Plan require shareholder approval to reprice options. This feature was added after NVR independently recognized the importance of shareholder-controlled repricing, and years before the AMEX’s amended listing rules took effect in 2003 mandating shareholder approval to reprice options (no options granted under the 1996 Plan have ever been repriced). For the most recent 2000 Plan, the period from grant date to full vesting was increased by more than two years to almost nine years from the original grant date. NVR has consistently sought improvements in its equity compensation plans to ensure that the majority of the executive officer’s potential compensation was effectively aligned with NVR’s shareholders.

Because NVR’s options are issued at market value and vest over a long-term period, the Committee believes that these options are performance based. The Committee recognizes that stock market gains can occur from general market increases. However, it is readily apparent that NVR’s attainment of its long-term goals (i.e., consistent earnings per share growth and efficiently employing capital to maintain consistently high rates of return on capital and equity) has been the principal driver of NVR’s overall stock price performance as indicated in the below “Stock Performance Graph.”

NVR’s fixed-price option programs also aid in achieving one of our key strategic goals of maintaining a loyal and experienced management team through low turnover. Each option agreement signed by an employee contains a non-compete agreement, which NVR has actively enforced when necessary. The tenure and experience of our management team has been a key factor in the consistent net income growth and high rates of return on capital and equity that NVR has achieved.

Stock Holding Requirements

To complete the linkage between the interests of key NVR employees and the shareholders, the Board has established and adopted guidelines that require the members of the Board of Directors, the CEO, and other executive officers and certain members of senior management (“Management”) to acquire and continuously hold a specified minimum level of common stock (the “Guidelines”). Under the Guidelines, (i) Board members must acquire and hold common stock with a total fair market value equal to five times the annual board retainer fee, and (ii) Management must acquire and hold Common Stock with a total fair market value ranging from one (1) to eight (8) times their annual base salaries, with the CEO required to acquire and hold common stock with a fair market value equal to at least eight (8) times his annual base salary. The Board believes that the imposition of a long-term holding requirement for the Board of Directors and Management provides for additional incentive to enhance shareholder value by linking the interests of those parties directly to those of the shareholders. Board members must satisfy the holding requirement within three years of first becoming subject to the Guidelines, and at a minimum, have satisfied one-third of the requirement after one year, and two-thirds of the requirement after two years. Any member of senior management that does not meet the requirement must retain fifty percent (50%) of the net common stock received from option exercises until the respective holding requirement is attained. Net common stock received is defined as the common stock received after the payment of the option price and the taxes withheld related to the option exercise. All Board members and employees subject to the Guidelines currently meet their respective specified holding requirement.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the corporate deduction for compensation paid to the executive officers named in the Summary Compensation Table to $1 million unless such compensation qualifies as “performance-based compensation” which, among other things, requires approval by NVR’s shareholders. The Committee strives whenever possible to structure compensation plans such that they are tax deductible by NVR. However, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy that all compensation must be deductible.

To minimize the non-deductibility of executive compensation expense due to the limitations of Section 162(m) and still maintain the ability to competitively compensate NVR’s executive officers, NVR established a deferred compensation plan (“Deferred Comp Plan”). The specific purpose of the Deferred Comp Plan was to establish a vehicle whereby the executive officers could defer the receipt of compensation that otherwise would be nondeductible for tax purposes into a period where NVR would realize a tax deduction for the amounts paid. Unless otherwise mandated by a specific compensation plan, the deferral of any earned compensation was at the election of the executive officer. Amounts deferred into the Deferred Comp Plan were invested in a fixed number of shares of NVR common stock, which were purchased in the open market at fair market value. The shares of NVR common stock are distributed to the executive officer upon expiration of the deferral period.

Base Salary

The Committee reviews the base salary levels for the executive officers annually. Executive officer salaries are generally established on the high side of the average market rate of other companies of comparable size, particularly major homebuilding and residential mortgage companies, some of which are companies included in the Dow/Home Construction Index. In addition, consideration is given to individual experience as well as individual performance and the performance of those operations for which the executive is responsible. All four of the named executive officers’ 2005 base salaries were increased over their 2004 base salaries.

Personal Benefits

NVR’s executive officers are entitled to and eligible only for the same fringe benefits for which all NVR employees are eligible. NVR does not have programs in place to provide personal perquisites for any employee. NVR’s healthcare and other insurance programs are the same for all eligible employees, including executive officers. The Board’s annual discretionary contribution to the NVR ESOP plan, expressed as a percentage of eligible wages, and the NVR 401(k) matching contribution, is also the same for all eligible employees, subject to all applicable IRS contribution limits and formulas for plans of these types. Further, NVR does not offer a Supplemental Executive Retirement Plan to any of its employees.

Mr. Schar, Mr. Saville and Mr. Inman do have employment agreements that provide for the payment of severance benefits in limited circumstances of up to one or two times their then annual salaries. None of the employment agreements provide for post-termination consulting arrangements. These employment agreements are more fully described in the “Employment Arrangements” section below.

Annual Incentive Compensation

All of the executive officers participate in NVR’s annual incentive compensation plan. The executive officers have a maximum potential payout, which is limited to 100% of their base salary. The capped feature of the potential payout generally results in the annual incentive opportunity being less than the average available for executive officers at other major homebuilders.

The annual incentive award is based on actual financial results compared to the business plan approved by the Board of Directors. At the beginning of each year, financial targets that are tied to NVR’s annual business plan are established by the Committee. These annual objectives are consistent with the current year’s portion of NVR’s five-year business plan. An executive officer begins to earn the annual incentive award once the financial targets are at least 70% attained. The full amount of the annual incentive award is earned ratably from 70% up to 100% of the financial target attainment. The executive officers can earn no more than 100% of their base salary as an incentive award, which is earned once 100% of the financial targets are attained. Thus, attainment of greater than 100% of the financial target has no impact on the amount of the incentive award earned.

With respect to the annual incentive plan, the financial targets used for the mortgage banking operation are pre-tax profit (before annual incentive expense and certain corporate cost allocations) and return on invested capital. The financial targets used for the homebuilding operation is profit before tax and annual incentive expense, but after a charge for the cost of capital, and return on assets. The financial target for corporate executives is predicated upon NVR, Inc. consolidated pre-tax profit (before consolidated annual incentive expense but after all other charges). For 2004, Mr. Schar, Mr. Saville and Mr. Seremet exceeded their financial objectives and received the maximum incentive award (100% of base salary). Mr. Inman earned approximately 45% of his maximum incentive award.

Long-Term Compensation

NVR’s long-term incentive program currently consists of fixed-price stock options and is designed to focus the attention of the executive officers on NVR’s long-term goals and to link the interests of executive officers to those of the shareholders. Awards under the long-term incentive programs also strongly encourage the retention of key executive personnel. Retention of a loyal and experienced management team has been and continues to be a key component of NVR’s business strategy. In support of these objectives, NVR’s executive officers have historically participated in long-term, stock-based and cash-based incentive programs and non-qualified stock option plans.

The last non-qualified stock option grants for the executive officers were made in 2001 under the 2000 Broadly Based Stock Option Plan adopted by NVR’s Board of Directors. The options vest in twenty-five percent increments in each of 2006, 2007, 2008 and 2009.

In 2003, the Committee discontinued the High Performance Plan (“HP Plan”), a long-term cash incentive plan with discrete three-year measurement periods, because the Committee determined, based on Management’s recommendation, that the compensation benefits available through base salary, annual incentive and stock option plans were adequate to meet NVR’s compensation objectives relative to executive officers. NVR’s practice for the last two years of the HP Plan had been to require executive officers, including the CEO, to defer any earned amounts into the Deferred Comp Plan until separation of service with NVR. NVR funded the amounts mandatorily deferred and the funded amounts were used to purchase a fixed number of shares of NVR common stock in the open market at then current market prices. The shares are held in a Rabbi Trust and will be distributed to the executive officer upon separation of service. This practice effectively increased the stock holding requirements for executive officers, and places the earned compensation at risk for a period greater than the measurement period under which the compensation was earned. All shares held by the Deferred Comp Plan are now vested, and are included in the preceding beneficial ownership table.

Chief Executive Officer Compensation

Mr. Dwight C. Schar has been Chairman of the Board, President and Chief Executive Officer of NVR since its inception. The compensation program for the CEO follows the overall general compensation philosophy discussed above, and is linked to the long-term strategic and financial goals of NVR while encouraging the creation of shareholder value. A significant amount of the CEO’s compensation is tied to NVR’s performance and is at risk, in the form of annual incentive compensation, deferred long-term cash incentive compensation (which is invested in shares of NVR common Stock) and stock options. Through 2004, Mr. Schar’s long-term incentive compensation opportunities were mainly dependent upon NVR attaining consistent annual growth in earnings per share. The Committee believes that earnings per share-structured incentives focuses the CEO to grow NVR’s operations while maintaining an efficient capital structure. The Committee believes the compensation program for the CEO is consistent with NVR’s philosophy for compensating executive officers and facilitates the creation of long-term shareholder value.

The CEO’s 2004 annual incentive compensation award was based on predetermined pre-tax profit objectives tied to NVR’s business plan, which was approved by the Board of Directors. As previously noted, for 2004, the pre-tax profit objectives for NVR were exceeded and the CEO received the maximum award of 100% of his base salary.

The undersigned, constituting all of the members of the Compensation Committee, have submitted this Report to the Board of Directors.

John M. Toups (Chairman), J. Carter Bacot, Manuel H. Johnson and David A. Preiser

EXECUTIVE COMPENSATION

Shown below is certain information concerning the compensation for services in all capacities to NVR for the years ended December 31, 2004, 2003 and 2002 of those persons who were, at December 31, 2004, (i) the Chief Executive Officer, and (ii) the three other executive officers of NVR.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary	Incentive Compensation(1)	Other Annual Compensation	Stock Options	LTIP Payouts		All Other Compensation(3)
Dwight C. Schar	2004	$1,700,000	$1,700,000	$—	—	$—		$10,500
Chairman of the	2003	1,620,000	1,620,000	—	—	—		10,500
Board, Chief Executive	2002	1,500,000	1,500,000	—	—	4,001,200	(2)	10,500
Officer and President

William J. Inman	2004	$375,000	$169,707	$—	—	$—		$10,000
President of NVR	2003	360,000	360,000	—	—	—		10,000
Mortgage Finance, Inc.	2002	345,000	345,000	—	—	2,000,600	(2)	10,000

Paul C. Saville	2004	$470,000	$470,000	$—	—	$—		$10,500
Executive Vice President,	2003	450,000	450,000	—	—	—		10,500
Chief Financial Officer	2002	420,000	420,000	—	—	2,500,750	(2)	10,500
and Treasurer

Dennis M. Seremet	2004	$235,000	$235,000	$—	—	$—		$10,500
Senior Vice President and	2003	225,000	225,000	—	—	—		10,500
Controller	2002	210,000	210,000	—	—	1,200,360	(2)	10,500

(1)	Incentive compensation is reflected in the year earned. All incentive compensation earned for the periods presented was paid in March of the subsequent calendar year.
(2)	All amounts were earned pursuant to the HP Plan for the measurement period ending on December 31, 2002, and were required to be deferred into the Deferred Comp Plan until the executive officer’s respective termination of employment with NVR. The HP Plan was terminated during 2002.
(3)	Represents amounts contributed to the Profit Sharing Trust Plan and the Employee Stock Ownership Plan for the respective plan years.

Stock Option Grants, Exercises and Year-End Values

Aggregated Stock Option Exercises in 2004 and Year-end Stock Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Stock Options at Year-End		Value of Unexercised in-the- Money Options at Year-End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Dwight C. Schar	83,334	$34,823,195	83,333	483,333	$60,147,676	$292,307,676

William J. Inman	16,667	8,839,760	16,666	66,667	12,029,102	41,049,824

Paul C. Saville	58,000	37,708,450	84,333	179,167	61,831,451	108,112,011

Dennis M. Seremet	21,000	12,817,495	10,000	60,000	7,217,750	36,237,750

Compensation Committee Interlocks and Insider Participation

The compensation committee is comprised of Mr. Toups, Mr. Bacot, Mr. Johnson, and Mr. Preiser, all of whom are independent directors of NVR. No executive officer of NVR served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of NVR’s Board or the NVR Board’s Compensation Committee; accordingly, there were no interlocks with other companies within the meaning of the SEC’s proxy rules during 2004.

Certain Transactions

During the year ended December 31, 2004, NVR entered into forward lot purchase agreements to purchase finished lots for a total purchase price of approximately $50,000,000 with Elm Street Development, Inc., an entity which is controlled by Mr. Moran. These transactions were approved by a majority of the disinterested members of the Board of Directors, and the finished lots under these transactions are expected to be purchased over the next two to four years. During 2004, NVR purchased developed lots at market prices from Elm Street for approximately $8,000,000.

Also during the year ended December 31, 2004, NVR purchased developed lots at market prices for approximately $4,000,000 from Blooms Mill II, LLC (“Blooms Mill”), an entity controlled 100% by an entity in which Mr. Schar’s son-in-law is a principal. These purchases completed a forward lot purchase agreement entered into with Blooms Mill in 2003, which was approved by a majority of the disinterested members of the Board of Directors.

NVR periodically sub-leases, at market rates, an airplane leased by Mr. Schar for business-related Company travel when the use of the airplane lends itself to business travel efficiencies. NVR paid approximately $163,000 for use of the airplane during 2004.

Employment Arrangements

NVR has an employment agreement with Mr. Schar effective January 1, 2002 to serve as Chairman, President and Chief Executive Officer. The agreement continues through January 1, 2008. The agreement provides for an annual minimum base salary of $1,500,000 and an annual bonus of up to 100% of base salary. There have been subsequent adjustments to Mr. Schar’s salary to reflect merit increases. Mr. Schar’s current salary is $2,000,000. If Mr. Schar’s employment is terminated without cause, as defined in the agreement, including in connection with or within one year after a change in control of NVR, prior to January 1, 2008, he would be entitled to receive in twelve monthly installments an amount equal to 200% of his then annual base salary. In the event that Mr. Schar terminates his employment pursuant to retirement (essentially a voluntary termination after attaining age 65), he would be entitled to receive in twelve monthly installments an amount equal to 100% of his then annual base salary. In the event that Mr. Schar voluntarily terminates his employment, including a voluntary termination upon the election of a new Chairman and/or Chief Executive Officer, he would not be entitled to receive any severance payments. Mr. Schar agreed that he will not compete with NVR during the term of his employment and for one year thereafter if termination is voluntary, due to retirement, without cause or within one year after a change in control, or two years if he is terminated for cause, as defined below. Mr. Schar is not subject to a non-compete clause if he voluntarily terminates his employment pursuant to the election of a new Chairman and/or Chief Executive Officer.

NVR has an employment agreement with Mr. Saville effective January 1, 2002 to serve as NVR’s Executive Vice President-Finance, Chief Financial Officer and Treasurer. The agreement continues through January 1, 2008. The agreement provides for an annual minimum base salary of $420,000 and an annual bonus of up to 100% of base salary. There have been subsequent adjustments to Mr. Saville’s salary to reflect merit increases. Mr. Saville’s current salary is $550,000. If Mr. Saville’s employment is terminated without cause, as defined in the agreement, including in connection with or within one year after a change in control of NVR, prior to January 1, 2008, he would be entitled to receive in twelve monthly installments an amount equal to 200% of his then annual base salary. In the event that Mr. Saville voluntarily terminates his employment, including a voluntary termination upon the election of a new Chairman and/or Chief Executive Officer, he would not be entitled to receive any severance payments. Mr. Saville agreed that he will not compete with NVR during the term of his employment and for one year thereafter if termination is voluntary, without cause or within one year of a change of control, or two years if he is terminated for cause, as defined below. Mr. Saville is not subject to a non-compete clause if he voluntarily terminates his employment pursuant to the election of a new Chairman and/or Chief Executive Officer.

NVR has an employment agreement effective January 1, 2002 with Mr. Inman to serve as president of NVR Mortgage Finance, Inc. The agreement continues until January 1, 2008. The agreement provides for an annual minimum base salary of $345,000 and an annual bonus of up to 100% of base salary. There have been subsequent adjustments to Mr. Inman’s salary to reflect merit increases. Mr. Inman’s current salary is $390,000. If Mr. Inman’s employment is terminated without cause, as defined in the agreement, including in connection with or within one year after a change in control of NVR, prior to January 1, 2008, he would be entitled to receive in twelve monthly installments an amount equal to 200% of his then annual base salary. In the event that Mr. Inman voluntarily terminates his employment, including a voluntarily termination upon the election of a new Chairman and/or Chief Executive Officer, he would not be entitled to receive any severance payments. Mr. Inman agreed that he will not compete with NVR during the term of his employment and for one year thereafter if termination is voluntary, without cause or within one year of a change of control, or two years if he is terminated for cause, as defined below. Mr. Inman is not subject to a non-compete clause if he voluntarily terminates his employment pursuant to the election of a new Chairman and/or Chief Executive Officer.

In each of the above described employment agreements, termination for “cause” may result if the executive officer subject to the respective employment agreement is convicted of any felony, other crime involving moral turpitude, or any crime or offense which results in his incarceration for more than three months, is guilty of gross misconduct in connection with the performance of his duties as described within the respective employment agreement, or if the executive officer materially breaches affirmative or negative covenants or undertakings set forth in his respective employment agreement.

Each of the named executive officers has been granted stock options pursuant to individual option agreements entered into between the respective named executive officer and NVR. The agreements provide for the acceleration of vesting of the granted stock options upon a “change in control” of NVR as defined within each of the respective agreements. The “change of control” provisions within the executive officers’ agreements are identical to the “change of control” provisions within the agreements for all other participants of the respective stock option plans. Generally, the “change of control” provision is triggered upon (i) a merger, consolidation, reorganization or other business combination of NVR with one or more other entities in which NVR is not the surviving entity, (ii) a sale of substantially all of the assets of NVR to another entity, and (iii) any transaction resulting in any person or entity owning 20% or more of the total number of voting shares of NVR, or any person commencing a tender or exchange offer to acquire beneficial ownership of 20% or more of the total number of voting shares of NVR.

STOCK PERFORMANCE GRAPH

THE FOLLOWING STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO

BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND

EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE

SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN

ANY DOCUMENT SO FILED.

COMPARISON OF CUMULATIVE TOTAL EQUITYHOLDER RETURN ON EQUITY

The following chart graphs NVR’s performance in the form of cumulative total return to holders of NVR’s Common Stock since December 31, 1999 in comparison to the Dow/Home Construction Index and the Dow Jones Industrial Index for that same period. The Dow/Home Construction Index includes NVR, Inc., Pulte Homes, Inc., Beazer Homes USA, Inc., Ryland Group, Inc., Centex Corp., KB Home, Champion Enterprises, Inc., Lennar Corp., DR Horton, Inc., MDC Holdings, Inc., Hovnanian Enterprises, Inc., Standard Pacific Corp. and Toll Brothers, Inc.

(a)	Assumes that $100 was invested in NVR stock and the indices on December 31, 1999.

APPROVAL OF INDEPENDENT AUDITORS

(Proposal 2)

At the Annual Meeting, the Board of Directors of NVR will recommend shareholder ratification of the appointment of KPMG LLP as NVR’s independent auditor for the year 2005. If the appointment is not ratified, the Board will consider whether it should select another independent auditor. Representatives of KPMG LLP are expected to be present at the meeting to respond to shareholders’ questions and will have an opportunity to make a statement if they so desire.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR”

THE APPROVAL OF KPMG LLP AS NVR’S

INDEPENDENT AUDITORS FOR 2005.

DISCLOSURE OF FEES PAID OR ACCRUED FOR KPMG LLP DURING THE

YEARS ENDED DECEMBER 31:

	2004	2003
Audit fees:
Audit fees and quarterly reviews	$261,500	$248,700
Section 404 internal control audit	319,000	—
Comfort letter/ Consents	7,500	25,000

	588,000	273,700
Audit-related fees:
Employee benefit plan	17,000	17,000
Section 404 Internal Control Quality Review Procedures	—	11,500
Accounting consultations	—	61,600

	17,000	90,100
Tax fees:
State tax appeal assistance	—	3,372
Other tax consultations	—	29,220

	—	32,592
All other fees:	—	—

Total fees	$605,000	$396,392

During 2004, and for 2004 only, the Audit Committee delegated to the Chairman of the Audit Committee, the Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) of NVR, together or separately, in the name and on behalf of NVR, the authority, subject to individual cost limits, to engage KPMG LLP to perform 1) Section 404 documentation assistance, 2) accounting guidance and technical assistance for the implementation of newly issued accounting pronouncements and standards, 3) accounting guidance and technical assistance related to the application of existing accounting pronouncements and standards to NVR transactions, 4) assistance in the process of gathering documentation for tax audits and management of them prior to receipt of a potential assessment, 5) assistance in the resolution of assessments from tax audits, 6) assistance in the development and implementation of tax saving strategies and 7) SEC registration statement comfort letters and consents; together in an aggregate amount for all services not to exceed 50% of the annual audit fee, provided that the Chairman, the CEO and CFO reported any such audit-related or non-audit services to the full Audit Committee at its next regularly scheduled meeting. During 2004, only the $7,500 KPMG consent fee related to NVR’s shelf registration statement was paid pursuant to the delegated authority granted by the Audit Committee. The Audit Committee will annually evaluate what types of audit and non-audit services (permitted by law), and subject to certain limits, can be entered into with pre-approval authority granted by the Audit Committee, and will grant that authority, if applicable, pursuant to an Audit Committee resolution.

APPROVAL OF THE 2005 STOCK OPTION PLAN

(Proposal 3)

We are asking that our shareholders approve the 2005 Stock Option Plan (the “Stock Option Plan”), which was approved by the Board on February 24, 2005. Under the Stock Option Plan, awards of non-qualified stock options (“Options”) to purchase up to 500,000 shares of our Common Stock (“Shares”) may be granted to our key management employees, including executive officers (“Participants”).

Summary of Option Terms

All Options granted under the plan are subject to significant vesting conditions. Most importantly, no Option granted under the Stock Option Plan will become exercisable (other than in the case of a change in control) unless we satisfy a performance target based on growth in earnings per share (the “EPS Target”). We have set the EPS Target at a level that reflects a growth rate in earnings per share of ten percent (10%) per year for four years, based on our 2004 earnings per share of $66.42. The aggregate EPS Target is $339.00 per share, measured in 2009 based on the sum of the actual earnings per share results for the four annual periods ending December 31, 2005 through 2008. The earnings per share for the EPS Target will be calculated based on generally accepted accounting principles in effect at the end of each of the respective four years. The EPS Target will not be adjusted for accounting rule changes that subsequently become effective.

The second vesting condition is that the Options will not commence vesting until 2010, with the first twenty-five percent (25%) installment vesting on December 31, 2010 and subsequent installments vesting on December 31, 2011, 2012 and 2013.

The Compensation Committee directly engaged Mercer Human Resources Consulting, Inc., a nationally recognized human resources consulting firm, to assist in the formulation of the plan. NVR’s Compensation Committee is a separately-designated standing committee of the Board comprised of four members, each of whom satisfies the independence standards specified in Section 121A of the AMEX listing standards.

Shareholder approval is required for any material amendment to the Stock Option Plan, including any change to the EPS Target (other than proportionate adjustments by the Board to reflect events such as stock splits), any repricing of outstanding Options, and any acceleration of vesting of outstanding options (other than upon a change in control). Our Plan does not include “evergreen” or “reload” provisions.

Purpose and Importance of Plan

Our employees are our greatest asset, and stock option plans have significantly aided us in the long term retention of our key management employees. Our stock option plans have allowed us to continue one of our main strategies of retaining a loyal and experienced management team by providing substantial at-risk incentives to key management personnel. Each stock option agreement contains non-compete covenants to further incentivize employees to remain in our employ. Our experience has been that this type of incentive structure works as designed; our top seven executives average over 26 years with NVR, and our homebuilding profit center managers average almost 14 years with the Company.

It is equally important to provide stock option grants to new managers as we continue to grow our business. We must have the ability to attract and competitively compensate high-quality personnel to assist us in our growth objectives. The length of the vesting period (through 2013) of the proposed Stock Option Plan is uniquely suited to assist us in providing long term incentives for new management to accomplish our various business objectives.

By placing a large portion of compensation at risk through equity compensation plans, the future economic interests of key members of management are linked directly to those of our shareholders. Since the first stock option plan was adopted by shareholders in 1993, our market value per share has risen dramatically. As shown in the Stock Performance Graph in this report, from the period December 31, 1999 to December 31, 2004, NVR’s market value per share has grown by approximately 1600%. To solidify the direct link between management and our shareholders, the Board has taken additional steps by mandating NVR Share ownership guidelines. Under the Stock Ownership Guidelines (the “Guidelines”) adopted by the Board in 1996, the Chief Executive Officer, Executive Officers and certain other key management personnel must acquire and hold Shares with a total fair market value ranging from one (1) to eight (8) times their annual base salaries depending upon their respective level of responsibility. The Stock Option Plan will assist our management in complying with the ownership guideline requirements.

We recognize that the number of options proposed for the Stock Option Plan, combined with the number of options outstanding under existing plans, exceeds the current dilution thresholds for employee equity compensation plans recommended by certain organizations. However, we feel that we have effectively managed any potential dilution from our stock option plans. Since 1993 we have repurchased approximately 18.2 million shares of our own Shares, which is almost three times the total number of options granted to employees and directors over the same time period. Without the effects of our share repurchase program, as of December 31, 2004, our outstanding option dilution would only have been approximately 12%. Further, because our philosophy is to structure stock option plans to vest over a long-term period, we typically have more than one stock option plan outstanding at any given time, but only one plan which is currently vesting. None of NVR’s three most recent equity plans had options scheduled to vest within the first four and one-half year period from the grant date. The average length of time for full vesting under these plans is approximately seven (7) years from the date of grant, and full vesting under our most recent plan didn’t occur until approximately nine (9) years from date of grant (see the chart within the Report of the Compensation Committee for a summary description of our three most recent stock option plans). We have also included a significant hurdle for vesting of the grants under the Stock Option Plan by setting the EPS Target for vesting of options at a level which reflects ten percent (10%) year over year earnings growth. Moreover, the grants under the proposed Stock Option Plan may not commence vesting until 2010 and will not become fully vested until December 31, 2013 (other than in a change of control), a span of nine years from the date of grant. The use of the EPS Target and the long vesting schedule support our efforts in retaining a quality management group focused on long term results. It is in the best interests of our shareholders for our key managers to be focused on providing for the long-term growth of our business.

We believe that it is in the best interest of NVR and its shareholders to approve the Stock Option Plan for the reasons described above.

The Board of Directors approved and adopted the Stock Option Plan on February 24, 2005, subject to shareholder approval. Shareholder approval of the Stock Option Plan is required by the AMEX listing rules, and so that the Options may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting of Shareholders is required for approval of the Stock Option Plan. A summary description of the principal terms and purpose of the Stock Option Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the Stock Option Plan, a copy of which is attached as Exhibit D to this proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE PROPOSAL TO ADOPT THE 2005 STOCK OPTION PLAN

General

The aggregate number of Shares which may be covered by Options granted pursuant to the Stock Option Plan is 500,000 Shares. Our four (4) executive officers and approximately two hundred and fifty (250) of our employees will be eligible to participate in the Stock Option Plan. Unexercised Options that terminate prior to the expiration of the Stock Option Plan will again be available for grant under the Stock Option Plan. No more than twenty-five percent (25%) of the Options granted under the Plan may be granted in the aggregate to any specific individual who as of the effective date of the plan holds the title of the Corporation’s Chairman of the Board, Chief Executive Officer and President; Executive Vice President, Treasurer and Chief Financial Officer; Senior Vice President and Controller; or President of NVR Mortgage Finance, Inc. The maximum number of Shares subject to Options that can be granted under the Stock Option Plan to any executive officer or other employee of the Company is 50,000 over the ten year term of the Stock Option Plan. The total limit on Shares that may be covered by Options granted under the Stock Option Plan, the limit on grants to our management and the individual limit on grants are subject to adjustment in the event of stock dividends, stock splits, recapitalizations or a similar change in outstanding Shares. Because participation and the types of awards under the 2005 Stock Option Plan are subject to the discretion of the Compensation Committee of the Board of Directors, the benefits or amounts that will be received by any Participant or groups of Participants if the 2005 Stock Option Plan is approved are not currently determinable.

The Stock Option Plan will be administered by the Compensation Committee which is comprised of four independent members of the Board. The Compensation Committee has the authority to make grants and to interpret the Stock Option Plan. The Compensation Committee has the authority to delegate to the Chief Executive Officer and the Senior Vice President of Human Resources, jointly, the authority to approve Option grants to Participants other than to members of senior management. Options granted pursuant to the Stock Option Plan are not intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code. See “Federal Income Tax Consequences.”

An Option may be exercised to the extent that Shares have vested under the Option (as described below), in whole or in part, and at any time prior to expiration or termination of the Option. Payment may be made in immediately available funds or by the assignment and delivery of Shares which have been held by the surrendering Participant for at least six months, are not subject to restriction and have a fair market value equal to the applicable Option Price less any portion paid in cash. The Committee may also authorize the use of broker-assisted cashless exercise for Participants who are not members of senior management.

Options will be granted at an Option price equal to the fair market value of the underlying Shares at the time the Option is granted. Fair market value of our Shares is generally determined by the closing price of the underlying Shares as reported by a national or regional stock exchange or other established securities market for publicly traded stock on the date immediately preceding the date of grant. The closing price of our Shares on March 1, 2005, as reported by the American Stock Exchange, was $798.00 per share. Shareholder approval is required for any material amendment to the Stock Option Plan, including repricing Option grants, amending the EPS Target and accelerating vesting, other than upon a change in control.

Each Option shall be granted for a term of ten (10) years from the date of grant, subject to the limitations below; however, no Option shall commence vesting, in whole or in part, prior to 2010, except upon certain change of control events (as described below). Options granted pursuant to Option Agreements under the Stock Option Plan will become exercisable, in whole or in part, as to twenty-five percent of the underlying Shares on each of December 31, 2010, 2011, 2012 and 2013, respectively, subject to the limitations set forth below, or later, depending upon date of grant. In no event (other than in a change in control) will Options become exercisable unless the EPS Target is satisfied. To date, there have been no grants of Options under the Stock Option Plan.

An Option will terminate immediately and may no longer be exercised if the Optionee ceases to be an employee of NVR as a result of a termination for “cause” as defined in the Stock Option Plan, and, except as otherwise provided at the grant date, may be exercised for a period of up to three months (one year in the case of death or disability) following a termination of employment other than for cause. In the event of an involuntary termination of employment, death, disability or retirement, the Optionee will be given additional pro rata vesting for the portion of the year prior to termination for determining exercisability. Any limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Compensation Committee, in its sole discretion, at any time after the date of grant of such Option (except that vesting may not be accelerated prior to January 1, 2010 and the EPS Target may not be waived, except in the case of a change in control). Notwithstanding the forgoing, no rescission, modification, or waiver to an Option Agreement shall materially improve a Participant’s benefits under the Stock Option Plan from those benefits approved by the shareholders. Options are non-transferable during the Optionee’s lifetime.

If we experience a change of control (as defined in the Stock Option Plan), vesting of previously unvested Options will be accelerated to the date of the change of control. In the event of any change of control, each individual holding an Option will have the right at certain times to exercise an Option, in whole or in part, whether or not such Option was otherwise exercisable at the time of the change of control and without regard to any installment limitation on exercise. NVR may provide that Options that are not exercised prior to the change in control will terminate.

No amendment may increase the aggregate number of Shares subject to the Stock Option Plan, extend the term of the Stock Option Plan, or accelerate vesting of Option grants, except upon a change of control. Further, Shareholder approval is required to re-price any Options at an Option price less than the Option price specified at an original date of grant or to change the EPS Target. The Board may from time to time suspend or at any time terminate the Stock Option Plan.

Section 162(m) of the Internal Revenue Code limits publicly-held companies such as NVR to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. In the case of compensation attributable to the stock options, the stock options will be deemed to be performance-based if the options are granted by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant. The 2005 Stock Option Plan is designed so that the Options will qualify as performance-based for purposes of Section 162(m).

Federal Income Tax Consequences

The grant of a non-qualified Option under the Stock Option Plan will result in no Federal income tax consequences to us or the Optionee at the grant date. Upon the exercise of an Option granted under the Stock Option Plan, an Optionee will recognize ordinary income (subject to withholding taxes) in an amount equal to the difference between the exercise price and the fair market value of the Shares on the date of exercise. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and at the same time as the Optionee recognizes ordinary income. Upon a subsequent sale or exchange of Shares acquired pursuant to the exercise of an Option, the Optionee will have a taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the Shares plus the amount treated as ordinary income at the time the Option was exercised).

If an Optionee surrenders Shares in payment of part or all of the exercise price for an Option, no gain or loss will be recognized with respect to the Shares surrendered and the Optionee will be treated as receiving an equivalent number of Shares pursuant to the exercise of the Option in a nontaxable exchange. The basis of the Shares surrendered will be treated as the substituted tax basis for an equivalent number of Option Shares received, and the new Shares will be treated as having been held for the same holding period as had expired with respect to the transferred Shares. The difference between the aggregate Option exercise price and the aggregate fair market value of the Shares received pursuant to the exercise of the Option will be taxed as ordinary income.

Equity Compensation Plan Information

The table below sets forth information as of the end of our 2004 fiscal year for (i) all equity compensation plans previously approved by our shareholders and (ii) all equity compensation plans not previously approved by our shareholders:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity compensation plans approved by security holders	1,067,730	$99.15	40,069

Equity compensation plans not approved by security holders	1,992,964	$218.73	4,381

Total	3,060,694	$177.02	44,450

Equity compensation plans approved by our shareholders include the NVR, Inc. Management Equity Incentive Plan, the NVR, Inc. Management Long-Term Stock Option Plan, the NVR, Inc. 1998 Management Long-Term Stock Option Plan, the NVR, Inc. Directors’ Long-Term Stock Option Plan, and the 1998 Directors’ Long-Term Stock Option Plan. Equity compensation plans that have not been approved by our shareholders include the NVR, Inc. 1994 Management Equity Incentive Plan and the NVR, Inc. 2000 Broadly-Based Stock Option Plan.

SHAREHOLDER PROPOSALS

Proposals of holders of Common Stock intended to be included in NVR’s proxy statement for the next annual meeting of Shareholders of NVR, must be received by NVR on or before November 23, 2005, and must comply with applicable rules of the Securities and Exchange Commission in order to be included. In addition, management intends to exercise discretionary voting authority with respect to any other proposal made by holders of Common Stock at the next annual meeting of Shareholders of which NVR does not have notice on or before February 6, 2006.

OTHER MATTERS

Management knows of no other business to be presented for action at the Annual Meeting, other than those items listed in the notice of the Annual Meeting referred to herein. If any other business should properly come before the Annual Meeting, or any adjournment thereof, it is intended that the proxies will be voted in accordance with the best judgment of the persons acting thereunder.

NVR’s Annual Report on Form 10-K for 2004, including consolidated financial statements and other information, accompanies this Proxy Statement but does not form a part of the proxy soliciting material. A complete list of the stockholders of record entitled to vote at the Annual Meeting will be open and available for examination by any stockholder, for any purpose germane to the Annual Meeting, between 9:00 a.m. and 5:00 p.m. at NVR’s offices at 7601 Lewinsville Road, McLean, Virginia 22102, from April 20, 2005 through May 3, 2005 and at the time and place of the Annual Meeting.

Copies of NVR’s most recent Annual Report on Form 10-K, including the financial statements and schedules thereto, which NVR is required to file with the SEC, will be provided without charge upon the written request of any shareholder. Such requests may be sent to Investor Relations, NVR, Inc., 7601 Lewinsville Road, Suite 300, McLean, Virginia, 22102. NVR’s SEC filings are also available to the public from NVR’s website at http://www.nvrinc.com, and the SEC’s website at http://www.sec.gov.

By Order of the Board of Directors,

James M. Sack Secretary and General Counsel

McLean, Virginia

March 22, 2005

Appendix A

CHARTER OF THE

AUDIT COMMITTEE

OF NVR, INC. (“NVR” or the “Company”)

The Board of Directors of NVR, Inc. (the “Board”) has adopted and approved this amended Charter for the Audit Committee of NVR, Inc. (the “Audit Committee”) by resolution effective November 4, 2004.

1.	The purpose of the Audit Committee is to:

1.01	Assist the Board’s oversight of (1) the integrity of NVR’s accounting and financial reporting processes, (2) NVR’s compliance with legal and regulatory requirements, (3) the independent external auditor’s qualifications and independence, and (4) the performance of NVR’s internal audit function and independent external auditors; and

1.02	Prepare the report required by the Securities and Exchange Commission’s (“SEC”) proxy rules to be included in NVR’s annual proxy statement, or, if NVR does not file a proxy statement, in NVR’s annual report filed on Form 10-K with the SEC.

2.	Structure and Membership Requirements

2.01	The Audit Committee shall consist of at least four “independent” directors. Each Audit Committee member must meet the “independent” definition as contained within Section 121(A) of the American Stock Exchange listing standards , Section 303A.02 of the New York Stock Exchange listing standards, and Rule 10A-3(b)(1) under the 1934 Exchange Act; and

2.02	Each member of the Audit Committee must be financially literate, as such qualification is interpreted by the NVR Board in its business judgment, but which standards will be no less than the ability to read and understand fundamental financial statements, including the balance sheet, income statement and cash flow statement; and

2.03	At least one member of the Audit Committee must be financially sophisticated. A financially sophisticated Audit Committee member has accounting or related financial management expertise, as the NVR Board interprets such qualification in its business judgment, but which standard will at least require such member to have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication (including but not limited to being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities). At least one member of the Audit Committee must qualify as an audit committee financial expert as defined in Item 401(h) of Regulation S-K. A director who qualifies as an audit committee financial expert under Item 401(h) of Regulation S-K is presumed to qualify as financially sophisticated.

3.	Meetings

3.01	The Audit Committee shall meet at least four times each calendar year on a quarterly basis; and

3.02	The Audit Committee shall meet separately at least four times each year with each of Company management, the Internal Audit Executive and the independent external auditor.

4.	Duties and Powers

4.01

The Audit Committee shall directly appoint, retain, compensate, evaluate and terminate NVR’s independent external auditors (or any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other auditing, review or attestation services for

NVR) and must be directly responsible for the oversight of the independent external auditors (or such other public accounting firm), including the resolution of disagreements between management and the independent external auditor (or such other public accounting firm). The Audit Committee has the sole authority to approve all engagements and fees with the independent external auditor (or any other public accounting firm), although the Audit Committee may issue pre-approval policies and procedures as contemplated by Rule 2-01(c)(7) of Regulation S-X. This does not preclude the Audit Committee from obtaining the input of Company management;

4.02	The Audit Committee shall establish written procedures for the receipt, retention and treatment of complaints on accounting, internal accounting controls or auditing matters, as well as for the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters;

4.03	The Audit Committee shall engage such independent legal counsel and such accounting or other expert advisors as the Audit Committee deems necessary to carry out its duties;

4.04	The Audit Committee shall receive appropriate funding, as determined by the Audit Committee, from NVR for payment of (a) compensation to NVR’s independent external auditors (or other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for NVR), (b) compensation to the outside legal, accounting or other expert advisors employed by the Audit Committee in the fulfillment of its duties and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate to carry out its duties. The Audit Committee has sole authority to approve the fees and other retention terms of such legal, accounting and other expert advisors;

4.05	The Audit Committee shall, at least annually, obtain and review a written report by the independent external auditor describing:

(a)	All relationships between the outside auditor and NVR, consistent with Independence Standards Board Standard 1;

(b)	The independent external auditor’s internal quality control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent external auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent external auditor, and any steps taken to deal with any such issues; and

(c)	The Audit Committee shall actively engage in a dialogue with the independent external auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent external auditor, and shall take, or recommend that the Board take, appropriate action to oversee the independence of the independent external auditors;

(d)	The Audit Committee should present its conclusions with respect to the independent external auditor’s qualifications, performance and independence to the Board;

4.06	The Audit Committee shall discuss the annual audited financial statements and quarterly financial statements with management and the independent external auditors, including NVR’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee shall also discuss NVR’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Audit Committee’s responsibility to discuss earnings releases as well as financial information and earnings guidance may be done generally, such as a discussion of the types of information to be disclosed. The Audit Committee need not discuss in advance each earnings release or each instance in which NVR may provide earnings guidance;

4.07	The Audit Committee shall review with the independent external auditor any audit problems or difficulties and management’s response;

4.08	The Audit Committee, based on a review of NVR’s annual financial statements and based on a discussion with NVR’s independent external auditor and NVR management, will recommend to the Board whether to include the audited financial statements in the Annual Report on Form 10-K filed with the Securities and Exchange Commission;

4.09	The Audit Committee shall set clear hiring policies for employees or former employees of the independent external auditors;

4.10	The Audit Committee shall periodically discuss NVR’s policies with respect to risk assessment and risk management;

4.11	The Audit Committee shall keep minutes of each Audit Committee meeting and report regularly to the Board;

4.12	In furtherance, and not in limitation of the foregoing, the Audit Committee shall be vested with all responsibilities and authority required by Rule 10A-3 under the Exchange Act.

5.	Review of Charter and Performance

5.01	The Audit Committee shall conduct an annual evaluation of the Audit Committee’s performance as compared to the requirements of this Charter, and shall periodically, but no less frequently than on an annual basis, review the adequacy of this Charter; and

5.02	Any changes to the charter must be approved by the Board.

6.	Duty to Serve as Qualified Legal Compliance Committee

6.01	If so appointed by the Board, the Audit Committee will serve as a qualified legal compliance committee (“QLCC”) pursuant to Part 205 of the rules of the Securities and Exchange Commission, the powers, authority and duties of which will be enumerated under a separate QLCC Charter.

Appendix B

NVR, INC.

Nominating Committee Policies and Procedures for the Consideration of

Board of Director Candidates

The following amended and restated policies and procedures were adopted by the NVR, Inc. (the “Company”) Nominating Committee (the “Committee”) on November 3, 2004:

I.	Policy Regarding Director Candidates Recommended by Security Holders.

A.	NVR will consider all director candidates recommended by shareholders owning at least 5% of NVR’s outstanding shares at all times during the preceding year that meet the qualifications established by the Board of Directors (the “Board”).

II.	Director Minimum Qualifications.

A.	Each director nominee is evaluated in the context of the full Board’s qualifications as a whole, with the objective of establishing a Board that can best perpetuate the success of NVR’s business and represent shareholder interests through the exercise of sound judgment. Each director nominee will be evaluated considering the relevance to NVR of the director nominee’s respective skills and experience, which must be complementary to the skills and experience of the other members of the Board;

B.	A substantial majority of the Board shall be independent as defined by the applicable exchange on which NVR’s shares are listed. The Audit, Compensation, Corporate Governance, Nominating and Qualified Legal Compliance Committees will be comprised solely of independent directors;

C.	Director nominees must possess a general understanding of marketing, finance and other elements relevant to the success of a large publicly-traded company in today’s business environment, and an understanding of NVR’s business on an operational level;

D.	Each director may be assigned committee responsibilities. A director nominee’s educational and professional backgrounds must be consistent with the director nominee’s committee assignment (e.g., director nominees who will be assigned to the audit committee must be financially literate as defined within NVR’s Audit Committee Charter);

E.	Director nominees must demonstrate a willingness to devote the appropriate time to fulfilling Board duties;

F.	Director nominees shall not represent a special interest or special interest group whose agenda is inconsistent with NVR’s goals and objectives or whose approach and methods are inconsistent with what the Board believes is in the best interest of NVR’s shareholders; and

G.	Director nominees shall not be a distraction to the Board, nor shall a director nominee be disruptive to the achievement of NVR’s business mission, goals and objectives.

III.	Procedures for Consideration of Security Holder Nominations.

A.	Security holder nominations must include ALL of the information described in paragraphs C. through H. below and must be received in its entirety by the 120th calendar day before the date of NVR’s proxy statement released to security holders in connection with the previous year’s annual meeting to be considered for the next scheduled annual meeting of shareholders;

B.	Security holder nominations must be in writing and submitted via registered mail or overnight delivery service to the Nominating Committee Chairman at NVR’s corporate headquarters’ address;

C.	Supporting documentation must be submitted that allows the Nominating Committee to verify ownership of not less than 5% of NVR’s outstanding shares at all times during the immediately preceding year;

D.

The shareholder must submit an affidavit from the director nominee stating that if elected, the director nominee is willing and able to serve on NVR’s Board for the full term to which the director nominee would be elected. The affidavit must also acknowledge that the director nominee is aware of, has read and understands NVR’s Code of Ethics, Standards of Business Conduct, Corporate Governance Guidelines, and Board of Director Committee Charters (collectively, the “Corporate Governance Documents”), and further that the director nominee acknowledges that, if elected, the director nominee is subject to and will abide by the Corporate Governance Documents;

E.	The shareholder must submit a signed, notarized independence questionnaire. This questionnaire shall be distributed to the security holder upon receipt of a properly delivered security holder director nomination request, and must be returned within five days of receipt via registered mail or overnight delivery service to NVR’s Corporate Secretary and Nominating Committee Chairman;

F.	The shareholder must submit documentation as to the director nominee’s qualifications, which at a minimum must include:

1.	A complete biography;

2.	Full employment history with compensation data, including current primary occupation with compensation arrangements;

3.	A signed consent form and waiver authorizing NVR to perform full background checks of the director nominee, including criminal and credit history, from a security firm acceptable to NVR in its sole discretion, an original report of which must be sent directly from the security firm via registered mail or overnight delivery to NVR’s Corporate Secretary and Nominating Committee Chairman;

4.	Documentation of educational levels attained, complete with official transcripts issued directly by the educational institution and sent directly from the educational institution to NVR’s Corporate Secretary and Nominating Committee Chairman;

5.	Disclosure of all special interests and all political and organizational affiliations;

6.	A complete list of clients if the director nominee is a consultant, attorney or other professional service provider;

7.	A signed, written statement from the director nominee as to why the director nominee wants to serve on NVR’s Board, and why the director nominee believes that he/she is qualified to serve; and

G.	The shareholder must submit any additional information required to be included in NVR’s proxy statement for director nominees which determination will be made by NVR in its sole and absolute discretion (including, without limitation, information regarding business experience, involvement in legal proceedings, security ownership and transactions with NVR or management); and

H.	The information submitted by the security holder must include relevant contact information (e.g., address, phone numbers) for the submitting shareholder and the director nominee.

IV.	Identification and Evaluation of Director Candidates.

A.	For directors standing for reelection:

1.	Consideration of the general qualifications as noted above;

2.	Consideration of a director’s attendance at Board and Committee meetings; and

3.	Consideration of a director’s participation and contributions to Board activities.

B.	Identifying and evaluating an individual who is not currently a Company director:

1.	Use of outside executive search firms or referrals, as appropriate; and

2.	Consideration of NVR’s minimum director qualifications as noted above in light of the specific qualifications possessed by the individual being considered; and

3.	Regardless of the source of the nomination, individuals being considered for nomination to NVR’s Board must provide to NVR the information described in Section III, paragraphs D – H.

Appendix C

NVR, INC.

Policies and Procedures Regarding

Security Holder Communications with the NVR, Inc. Board of Directors

I.	Policies

A.	The Board of Directors’ (the “Board”) intent is to foster open communications with its security holders regarding issues of a legitimate business purpose affecting NVR, Inc. (the “Company”). Security holders need to be aware of the following when submitting correspondence to the Board:

1.	The Board will not respond to or act upon any security holder correspondence that pertains to the solicitation of services or products (for use by NVR or the Board) conducted by or obtained from the security holder or any entity with which the security holder has an affiliation;

2.	Security holders should follow the rules adopted under the Securities Exchange Act of 1934 (“1934 Act”) and the procedures disclosed within NVR’s bylaws and proxy statement to submit shareholder proposals intended for inclusion in NVR’s proxy statement for the next annual meeting of shareholders; and

3.	Security holders should follow the procedures described within NVR’s proxy statement or other 1934 Act filings to submit board of director nominations.

II.	Procedures

A.	Communications from security holders should be in the form of written correspondence, and should be sent via registered mail or overnight delivery service to NVR’s corporate office, care of the Chief Executive Officer. Electronic submissions of security holder correspondence will not be accepted. The correspondence shall include supporting documentation evidencing the security holder’s security holdings in NVR.

B.	Each Board member is willing to accept correspondence. The Chief Executive Officer will forward correspondence addressed directly to an individual Board member to that Board member without a screening process, with a copy of the correspondence provided to the Chairman of the Board.

C.	Any correspondence received by NVR that is addressed generically to the Board of Directors will be forwarded to the Chairman of the Board. If the Chairman of the Board is not an “independent” director, a copy will be sent to the Chairman of the Audit Committee.

Exhibit D

NVR, INC.

2005 STOCK OPTION PLAN

1.	Purpose.

This 2005 Stock Option Plan (the “Plan”) is intended and is being adopted to provide an incentive to certain employees of NVR, Inc. (the “Corporation”) and any corporation controlling, controlled by or under common control with the Corporation (the “Affiliates”) (a) to encourage them to remain in the employ or service of the Corporation and its Affiliates, (b) to promote the continued profitability and growth of the Corporation and (c) to enable and assist managers to acquire and hold shares of voting common stock of the Corporation (“Shares”) in accordance with Corporation guidelines for ownership of Shares by managers. Options granted under the Plan are not intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”).

2.	Shares Subject to the Plan.

The aggregate number of Shares which may be covered by stock options (“Options”) granted pursuant to the Plan is 500,000 Shares, subject to adjustment under Section 12. Shares covered by Options that expire unexercised shall again be available for grant under the Plan.

3.	Eligibility.

Options may be granted under the Plan to such employees of the Corporation or any Affiliate as the Corporation’s Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) shall determine and designate from time to time prior to expiration or termination of the Plan; provided, that: (i) no individual may receive an Option for greater than 50,000 Shares under the Plan and (ii) no more than 125,000 Shares may be covered by Options granted under the Plan to Senior Management. “Senior Management” are the specific individuals who currently hold the title of the Corporation’s Chairman of the Board, Chief Executive Officer and President; Executive Vice President, Treasurer and Chief Financial Officer; Senior Vice President and Controller; or President of NVR Mortgage Finance, Inc. Employees who receive Option grants under the Plan are referred to as “Participants.” An individual may hold more than one Option, subject to such restrictions as are provided herein. Both the individual limit on Options granted under the Plan and the limit on the total number of Options granted to Senior Management are subject to adjustment under Section 12.

4.	Administration.

This Plan will be administered by the Committee in accordance with the following provisions:

(a) Except as may be otherwise determined by the Committee, the following procedures will be followed with respect to the granting of all Options under this Plan:

(i) All Options will be granted in writing and on a form of “Grant” approved for that purpose by the Committee. The date on which the Committee approves the grant of an Option shall be considered the date on which such Option is granted. The Committee may delegate, from time to time, authority to the Chief Executive Officer and the Senior Vice President of Human Resources, jointly, to approve option grants to Participants other than Senior Management.

(ii) The Corporation and the optionee will enter into an Option Agreement which will incorporate the terms of the Grant and such other provisions as may be included pursuant to Section 15 of this Plan.

(b) The interpretation and construction by the Committee of any of the provisions of this Plan or of any Option granted under this Plan, together with the actions of the Committee in the granting of Options as provided in this Plan, will be final and conclusive unless otherwise specifically provided in writing by the Board.

5.	Effective Date and Term of the Plan.

(a) The Plan shall become effective as of the date of the Plan’s approval by the Corporation’s stockholders (the “Effective Date”), which is evidenced by a majority of the votes cast in favor of adopting the Plan at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and voting on the matter, or by written consent in accordance with applicable state law and the Certificate of Incorporation and Bylaws of the Corporation.

(b) The Plan shall terminate on the date ten years after the Effective Date, unless earlier terminated by the Board. In addition, the Plan shall terminate as of December 31, 2008 if the Corporation does not meet the EPS Target (as defined in Section 8(f)). A termination of the Plan by the Board shall not impair any rights or obligations under any Option theretofore granted to a Participant under this Plan.

6.	Option Prices.

The purchase price for Shares covered by each Option under the Plan (the “Option Price”) shall be equal to the Fair Market Value of such Shares on the date of grant. For purposes of this section, “Fair Market Value” means the value of each Share subject to the Plan determined as follows: If on the date of grant of the Option or other determination date the Shares are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or otherwise are publicly traded on an established securities market, the Fair Market Value of the Shares shall be the closing price of the Shares on such exchange or in such market (the New York Stock Exchange if there is more than one such exchange or market) on the trading day immediately preceding the date of grant or other determination date (or, if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day), or, if no sale of the Shares is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Shares are not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be determined by the Committee in good faith.

7.	Option Period.

Each Option shall be granted for a period of ten (10) years, or such lesser period as the Committee determines at the time of grant, from the date of grant.

8.	Exercise of the Options.

(a) Subject to Section 13 below, Options granted under the Plan shall become exercisable according to the following schedule:

1. No Option shall become exercisable unless the Corporation meets the EPS Target (as defined in Section 8(f) below). If the EPS Target has not been met as of December 31, 2008, all Options granted under the Plan shall immediately terminate.

2. If the EPS Target is met, Options shall become exercisable at a rate of 25% per year on December 31 of each year, commencing in the fifth year after the date of grant. For the avoidance of doubt and by way of example, this means that an Option granted on July 1, 2005 would become exercisable with regard to 25% of the shares on each of December 31, 2010, December 31, 2011, December 31, 2012 and December 31, 2013, assuming the EPS Target is satisfied as of December 31, 2008 and that the Option otherwise remains outstanding. A Participant must be an employee of the Corporation or an Affiliate as of the end of the business day on a December 31st vesting date in order to be entitled to additional vesting. For the avoidance of doubt and by way of example, if additional vesting occurs on December 31, 2010, the Options additionally vested on that date could not be exercised until the first business day of 2011, at which time the Participant would not necessarily have to be an employee of the Corporation or Affiliate, subject to paragraphs (b) through (e) below.

(b) An Option shall terminate immediately and may no longer be exercised if the optionee ceases to be an employee of the Corporation or any of its Affiliates as a result of a termination for “Cause.” A termination shall be for “Cause” in the event the Participant ceases to be an employee of the Corporation, or any of its Affiliates, if the termination is a result of (i) conviction of a felony or other crime involving moral turpitude; (ii) gross misconduct in connection with the performance of such Participant’s duties including a breach of such Participant’s fiduciary duty of loyalty; (iii) a willful violation of any criminal law involving a felony, including federal or state securities laws; or (iv) a material breach (following notice and an opportunity to cure) of any covenant by the Participant contained in any agreement between the Participant and the Corporation or any of its Affiliates.

(c) In the event of a termination of employment resulting from the optionee’s involuntary termination without “Cause,” death, disability or retirement at normal retirement age that occurs after the EPS Target has been met, the Option shall become exercisable at the date of termination for an additional pro rata portion (based on the number of full months of the current year that have elapsed prior to the termination) of the previously nonexercisable portion of the Option which would have been eligible to be exercised at the end of the year in which such termination occurs and the optionee (or his personal representative) may at any time within a period of three months (one year in the case of termination due to death or disability) after such termination exercise such Option, but only to the extent that the Option was exercisable on the date of employment termination (including any pro rata increase in exercisability for the year of termination). Such Option will terminate at the end of such three-month (one year in the case of termination due to death or disability) period. Notwithstanding the foregoing, an Option may not be exercised after the expiration date of the Option.

(d) In the event of a voluntary termination of employment, an optionee may at any time within a period of three months after such termination exercise any outstanding Option, but only to the extent that the Option was exercisable on the date of employment termination. Such Option will terminate at the end of such three-month period. Notwithstanding the foregoing, an Option may not be exercised after the expiration date of the Option.

(e) An Option may be exercised to the extent that Shares have become exercisable and vested under the Option, in whole or in part, from time to time, and at any time prior to expiration or termination of the Option, by making full payment of the Option Price to the Corporation in any one or more of the following ways:

(i) in immediately available funds acceptable to the Committee;

(ii) by the assignment and delivery to the Corporation or the Affiliate which employs the optionee (or any other Affiliate designated by the Corporation) of Shares which are not subject to restriction, are owned by the optionee free and clear of all liens and encumbrances and have a fair market value (as determined by the closing price on the national securities exchange on which the Shares are listed on the day preceding the day of exercise or by any other method acceptable to the Committee in its absolute discretion) equal to the applicable Option Price less any portion thereof paid in immediately available funds provided, however, that the Shares surrendered in payment must have been held by the optionee for more than six months at the time of surrender;

(iii) if so authorized in the Option agreement, a Corporation-sponsored broker-assisted cashless exercise (but only if the Participant is not a member of Senior Management); and/or

(iv) any other legal method of payment acceptable to the Compensation Committee.

(v) Tax withholding must be paid in immediately available funds to the Corporation at the time of exercise. Shares are not accepted for payment for tax withholding.

(f) “EPS Target” means $339.00. The Corporation will be deemed to have met the EPS Target if the Corporation’s cumulative earnings per share is at least $339.00 per share (as adjusted by the Board in its reasonable discretion for reorganizations, recapitalizations, splits, reverse splits, combinations of Shares, mergers, consolidations, sales of assets or other similar events occurring after the Effective Date) for the years 2005, 2006, 2007 and 2008. For the avoidance of doubt, cumulative earnings per share means the sum of the earnings per share for each year (determined in accordance with the generally accepted accounting principles for U.S. companies as then in effect for each such year, with no retroactive adjustments for rules becoming effective in future years), and shall be determined as of December 31, 2008.

9.	Nontransferability of Options.

An Option granted under this Plan may not be transferred except by will or the laws of descent and distribution and may be exercised during the optionee’s lifetime only by the optionee (or in the case of disability, his personal representative), and shall not be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes.

10.	Rights as a Holder of Shares.

An optionee or a transferee of an Option shall have no rights as a stockholder with respect to any Shares covered by his Option until the date on which payment is made by him, and accepted by the Corporation, for such Shares. No adjustment shall be made for distributions for which the record date is prior to the date such payment is made and accepted.

11.	Requirements of Law.

(a) The Corporation shall not be required to sell or issue any Shares under any Option if the sale or issuance of such shares would constitute a violation by the optionee, any other individual exercising an Option, or the Corporation of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Option upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no Shares may be issued or sold to the optionee or any other individual exercising an Option pursuant to such Option unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically, in connection with the Securities Act, upon the exercise of any Option, unless a registration statement under such Act is in effect with respect to the Shares covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the optionee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

(b) During any time when the Corporation has a class of equity security registered under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), it is the intent of the Corporation that the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

12.	Adjustments upon Changes in Shares.

(a) In the event that a distribution shall be declared upon the Shares payable in Shares, the number of Shares then subject to any Option and the number of Shares available for issuance pursuant to this Plan but not yet covered by an Option shall be adjusted by adding to each such number the number of Shares which would have been distributable thereon if such number of Shares had been outstanding on the date fixed for determining the shareholders entitled to receive such distribution.

(b) In the event that the outstanding Shares shall be changed into or exchanged for a different number or kind of Shares or shares of stock or other securities of the Corporation or of another entity, whether through reorganization, recapitalization, split, reverse split, combination of Shares, merger, consolidation, sale of assets or otherwise, then there shall be substituted for each Share subject to any Option and for each Share available for issuance pursuant to the Plan but not yet covered by an Option the number and kind of Shares or shares of stock or other securities into which each outstanding Share shall be so changed or for which each such Share shall be exchanged. The individual limit on Option grants and the limit on the total number of Option grants to Senior Management in Section 3 shall also be adjusted to reflect such change in Shares.

(c) In the case of any such substitution or adjustment as provided for in this Section 12, the Option Price in each Option Agreement for each Share covered thereby prior to such substitution or adjustment will be the Option Price for all Shares, shares of stock or other securities which shall have been substituted for such Share or to which such Share shall have been adjusted pursuant to this Paragraph.

(d) The Board may also make adjustments to outstanding Options in the event of any payment of a dividend to stockholders other than a normal cash dividend. In determining adjustments to be made under this Section 12, the Board may take into account such factors as it deems appropriate, including (i) the restrictions of applicable law, (ii) the potential tax consequences of an adjustment and (iii) the possibility that some Participants might receive an adjustment and a distribution or other unintended benefit, and in light of such factors or circumstances may make adjustments that are not uniform or proportionate among outstanding Options or make other equitable adjustments. Any such adjustments to outstanding Options will be effected in a manner that precludes the enlargement of rights and benefits under such Options.

(e) Adjustments pursuant to this Section 12, if any, and any determinations or interpretations, including any determination of whether a dividend is other than a normal cash dividend, made by the Board shall be final, binding and conclusive. No adjustment or substitution provided for in this Section 12 shall require the Corporation in any Option Agreement to sell a fractional Share, and the total substitution or adjustment with respect to each Option Agreement shall be limited to whole Shares (rounding to the nearest whole number).

13.	Change of Control; Sale of Assets/Stock.

Upon the dissolution or liquidation of the Corporation or upon a Change of Control, all Options shall fully vest and be exercisable without regard to whether or not the EPS Target has been met. In the event of any such Change of Control or dissolution or liquidation (a ”Transaction”), each individual holding an Option shall have the right, immediately prior to the occurrence of such Transaction, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such Transaction occurs and without regard to any installment limitation on exercise imposed pursuant to Section 8 above but subject to Section 15 below. The Committee shall send written notice of an event that will result in such an exercise period to all individuals who hold Options not later than the time at which the Corporation gives notice thereof to its stockholders.

For purposes of the Plan, “Change of Control” means:

(i) a merger, consolidation, reorganization or other business combination of the Corporation with one or more other entities in which the Corporation is not the surviving entity;

(ii) a sale of substantially all of the assets of the Corporation to another entity; or

(iii) any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving entity) which results in any person or entity (or persons or entities acting as a group or otherwise in concert) owning 20 percent or more of the common stock of the Corporation.

Notwithstanding (iii) above, a Change of Control shall not occur if any director, officer or employee owns 20 percent or more of the Shares, or acquires the right to purchase Shares which if such right were exercised would result in the ownership of 20 percent or more of the Shares, as a result of:

(a) the exercise of options or the grant or vesting of equity-based awards under any incentive plan of the Corporation;

(b) the purchase of Shares directly by the director, officer or employee of the Corporation; or

(c) the implementation of a Share repurchase program by the Corporation.

14.	Use of Proceeds.

Proceeds from the sale of Shares pursuant to Options granted under this Plan shall constitute general funds of the Corporation or Affiliate, as the case may be.

15.	Other Provisions.

The Grants to be issued under this Plan will incorporate the provisions of this Plan by reference. The Options granted under this Plan may be subjected to or include additional restrictions upon the exercise thereof and/or such other provisions, if any, as the Committee and/or the Board may deem advisable and cause to be specified in the Grant, or the Option Agreement entered into pursuant thereto.

16.	Tax Withholding.

The Participant also shall provide immediately available funds to the Corporation or Affiliate in an amount sufficient to pay the amount of any withholding taxes required with respect to the exercise of the Option at the time such withholding is required. Shares are not accepted for payment of Participant tax withholding. The Corporation or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any minimum required Federal, state, or local taxes of any kind required by law to be withheld upon the issuance of any Shares upon the exercise of an Option.

17.	Amendment.

(a) The Corporation may from time to time amend this Plan, except that, without shareholder approval, no amendment shall change the aggregate number of Shares subject to this Plan, extend the term of this Plan, or change the EPS Target other than as provided in Section 8(f). In addition, any such amendment shall be submitted for shareholder approval to the extent required by applicable law, rules or regulations. An amendment to this Plan or to any outstanding Option shall not, without the consent of a Participant, reduce or impair any rights or obligations under any Option theretofore granted to such Participant under this Plan.

(b) The Option Price of any existing Option may not be decreased, except in accordance with Section 12, without Shareholder approval.

(c) The exercisability of any existing Option may not be accelerated, other than by reason of Section 8(c) or Section 13, without Shareholder approval.

18.	Suspension or Termination of Plan.

The Board may from time to time suspend or at any time terminate this Plan. This Plan shall terminate on the tenth anniversary of the Effective Date, unless earlier terminated by the Board. No Option may be granted during any such suspension or after termination. The termination of this Plan shall not, without the consent of the Participant, reduce or impair any rights or obligations under any Option theretofore granted to such Participant under this Plan.

19.	Indemnification.

The members of the Committee shall be indemnified by the Corporation to the maximum extent permitted by applicable state law and the Corporation’s articles of incorporation or bylaws.

20.	Disclaimer of Employment Rights.

Neither this Plan nor any Option granted hereunder will create any employment right in any person.

21.	Governing Law

The validity, interpretation and effect of the Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of Virginia, other than the choice of law rules thereof.

NVR, INC.

By:

Its:

SKU # NRI-PS-05

PROXY

NVR, INC.

Proxy for the Annual Meeting of Shareholders

May 4, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James M. Sack, Paul C. Saville and Dennis M. Seremet, or any of them, as proxies (and if the undersigned is a proxy, as substitute proxies), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of NVR, Inc. held of record by the undersigned on March 1, 2005 at the Annual Meeting of Shareholders to be held at NVR’s Corporate Headquarters, 7601 Lewinsville Road, Suite 300, McLean, Virginia, 22102, on Wednesday, May 4, 2005 at 11:30 A.M. and at any adjournments or postponements thereof.

If there are shares allocated to the undersigned in the NVR, Inc. Profit Sharing Trust Plan or the Employee Stock Ownership Plan, the undersigned hereby directs the Trustee to vote all full and fractional shares as indicated on the reverse of this card. Shares for which no voting instructions are received by April 29, 2005 will be voted by the Trustee in the same proportion as all other shares which have been voted.

This proxy when properly executed will be voted as directed. If no direction is given with respect to a particular proposal, this proxy will be voted FOR the election of the three nominees for director, FOR items 2 and 3 and otherwise in the discretion of the proxies.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON THE REVERSE	SEE REVERSE SIDE

NVR, INC.

c/o EQUISERVE TRUST COMPANY N.A.

P.O. Box 8694

EDISON, NJ 08818-8694

☒	Please mark
votes as in
this example

1.	Election of Directors for a term of three years, Nominees:

(01) Dwight C. Schar, (02) Robert C. Butler, (03) George E. Slye.

	FOR ALL NOMINEES ☐	WITHHELD FROM ALL NOMINEES ☐
☐
For all nominees except those nominees whose name or number is noted above

2.	Ratification of appointment of KPMG LLP as independent auditors for the year ending December 31, 2005.		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Approval of the 2005 Stock Option Plan.		FOR	AGAINST	ABSTAIN
			☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  ☐

Please sign exactly as name appears hereon. When joint tenants hold shares, each should sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:	Date:

Signature:	Date: